Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-57220) of Energy East Corporation of our report dated June 24, 2005 relating to the financial statements of the Berkshire Energy Resources Retirement Savings Plan for Union Employees, which appears in this Form 11-K.

/s/ Baker Newman & Noyes Limited Liability Company
Portland, Maine June 27, 2005